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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 24, 2002



                                  SEPRACOR INC.
                                  -------------

             (Exact name of registrant as specified in its charter)



          DELAWARE                    0-19410                  22-2536587
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


    84 Waterford Drive
      Marlborough, MA                                             01752
----------------------------                               -------------------
   (Address of principal                                        (Zip Code)
     executive offices)

       Registrant's telephone number, including area code: (508) 481-6700

                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS.

     On September 24, 2002, Sepracor Inc. (the "Company") announced that it had repurchased, in privately negotiated transactions, an aggregate of approximately $131.1 million face value of its 7% convertible subordinated debentures due 2005 (the "7% Debentures"), for an aggregate consideration of approximately $84.8 million in cash, excluding accrued interest. A copy of the press release relating to such announcement is attached to this Current Report on Form 8-K as
Exhibit 99.1.

     Sepracor's 7% Debentures, 5% convertible subordinated debentures due 2007 and 5.75% convertible notes due 2006 are currently trading at discounts to their respective face amounts. Accordingly, in order to reduce future cash interest payments, as well as future payments due at maturity, Sepracor may, from time to time, depending on market conditions, repurchase additional outstanding convertible debt for cash; exchange debt for shares of Sepracor common stock, warrants, preferred stock, debt or other consideration; or a combination of any of the foregoing. If Sepracor exchanges shares of its capital stock, or securities convertible into or exercisable for its capital stock, for outstanding convertible debt, the number of shares that it might issue as a result of such exchanges would significantly exceed the number of shares originally issuable upon conversion of such debt and, accordingly, such exchanges could result in material dilution to holders of Sepracor's common stock. There can be no assurance that Sepracor will repurchase or exchange any additional outstanding convertible debt.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.

     See Exhibit Index attached hereto.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 24, 2002              SEPRACOR INC.



                                         By: /s/ Robert F. Scumaci
                                            -----------------------------------
                                            Robert F. Scumaci
                                            Executive Vice President, Finance
                                            and Administration and Treasurer


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                                  EXHIBIT INDEX



Exhibit
  No.             Description
-------           -----------
99.1              Press Release dated September 24, 2002.